UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14-12

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

INTERNATIONAL FLAVORS & FRAGRANCES INC.

521 West 57th Street

New York, NY 10019

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, AUGUST 27, 2020

The following notice relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of International Flavors & Fragrances Inc. (“IFF”), dated July 27, 2020 and made available to the Company’s shareholders in connection with the solicitation of proxies by the IFF board of directors for use at the special meeting of shareholders to be held on Thursday, August 27, 2020. This notice is being filed with the Securities and Exchange Commission as definitive additional material and made available to the Company’s shareholders on or about August 13, 2020. Except as specifically amended or supplemented by the information contained herein, this notice does not revise or update any of the other information set forth in the Proxy Statement, which continues to apply.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

www.iff.com

August 13, 2020

NOTICE OF CHANGE OF FORMAT AND LOCATION OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 27, 2020

To the Shareholders of International Flavors & Fragrances (“IFF”):

In light of the continued public health concerns over the COVID-19 outbreak and the health and safety of IFF’s shareholders and employees, NOTICE IS HEREBY GIVEN that the format and location of the previously announced special meeting of shareholders (the “special meeting”), to consider and vote on the issuance of shares of IFF common stock in connection with the previously announced proposed merger of IFF and DuPont’s Nutrition & Biosciences, Inc. business, and on the adjournment thereof if necessary or appropriate, have changed to a virtual-only meeting. Accordingly, the special meeting, to be held on Thursday, August 27, 2020 at 10:00 a.m. Eastern Time, will be held only virtually on the Internet at www.virtualshareholdermeeting.com/IFF2020SM. You will not be able to attend the meeting or vote physically in person.

The IFF board of directors unanimously recommends that shareholders vote “FOR” the proposals.

As described in IFF’s Proxy Statement made available in connection with the special meeting (filed with the U.S. Securities and Exchange Commission on July 27, 2020), if you are a shareholder of record as of the close of business on July 13, 2020, you are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. To attend and participate in the special meeting, you will need to log in to www.virtualshareholdermeeting.com/IFF2020SM by entering the voting control number found on your proxy card or voting instruction form. If your shares are held for your account in “street name” through a bank, broker or other nominee, you should follow the instructions provided by your institution or nominee to be able to participate in the special meeting. Once admitted, you may listen to the meeting, submit questions and vote. The special meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time and allow ample time for check-in procedures. Online check-in will begin at 9:45 a.m., Eastern Time.

You may vote your shares in advance of the special meeting by submitting a proxy by mail or at www.proxyvote.com or by calling the toll-free telephone number found on the proxy card or voting instruction form. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. To vote during the special meeting, you must log in to www.virtualshareholdermeeting.com/IFF2020SM by entering the voting control number and following the instructions available on the meeting website.

Instructions on how to attend, participate in and vote at the virtual special meeting will be available at www.virtualshareholdermeeting.com/IFF2020SM.

TASE Holders: To gain admittance to the special meeting, please contact Gornitzky & Co., via fax at +972-3-560-6555, Attention: Ari Fried, Adv., or by e-mail at: IFFproxy@gornitzky.com for instructions. If you hold your shares through the TASE, you will not have the ability to vote on the virtual platform and must submit your vote via the instructions provided in this proxy statement.

You may submit questions during the special meeting. Please log into the meeting as a shareholder using your voting control number (as described above) and follow the instructions on the virtual meeting website. To facilitate the virtual meeting format, IFF has prepared rules and procedures for participating in the special meeting and submitting questions set forth in the Special Meeting of Shareholders Principles of Meeting Conduct. These Principles of Meeting Conduct will be made available prior to the special meeting on the virtual meeting website. All questions should comply with the posted Principles of Meeting Conduct for the special meeting. IFF will answer as many shareholder-submitted questions that comply with the Principles of Meeting Conduct as time permits. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together to provide a single response and avoid repetition.

A technical support line will be available on the virtual meeting website beginning at 9:45 a.m. Eastern Time on August 27, 2020 through the conclusion of the special meeting. If you encounter any technical difficulties during the check-in process or during the meeting, please call the technical support number on the meeting website for assistance.

Whether or not you plan to attend the virtual-only special meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials.

By Order of the Board of Directors,

Anne Chwat

Executive Vice President, General Counsel and Corporate Secretary

It is important that your shares be represented and voted, whether or not you plan to attend the special meeting.